UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 3, 2019

ELLINGTON FINANCIAL INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-34569

Delaware	26-0489289
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

53 Forest Avenue
Old Greenwich, CT 06870
(Address of principal executive offices, including zip code)

(203) 698-1200
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01    Entry into a Material Definitive Agreement.
On April 3, 2019, Ellington Financial Inc. (the “Company”) and Ellington Financial Management LLC, the Company’s manager, entered into separate equity distribution agreements (each an "Agreement" and collectively, the "Agreements") with each of JMP Securities LLC, B. Riley FBR, Inc., and Ladenburg Thalmann & Co. Inc. (each an “Agent” and together the “Agents”) relating to the offer and sale of the Company's shares of common stock, par value $0.001 per share, which are referred to herein as “common stock.”  In accordance with the terms of the Agreements, the Company may offer and sell shares of common stock having a maximum aggregate gross offering price of up to $150.0 million (the "Shares"), from time to time, through the Agents.
Pursuant to the Agreements, the Shares may be offered and sold through the Agents in transactions that are deemed to be “at the market” offerings as defined in Rule 415 under the Securities Act of 1933, as amended, including sales made directly on the New York Stock Exchange or sales made to or through a market maker other than on an exchange or in negotiated transactions. Each Agent will be entitled to compensation of up to 2.0% of the gross proceeds from the sale of the Shares sold through it under the applicable Agreement. The Company has no obligation to sell any of the Shares under the Agreements and may at any time suspend solicitations and offers under the Agreements.
The Shares will be issued pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-230416). The Company has filed a prospectus supplement, dated April 3, 2019, to the prospectus, dated April 3, 2019, with the Securities and Exchange Commission (the "SEC") in connection with the offer and sale of the Shares from time to time in the future.
The Agents and their affiliates have provided, and may in the future provide, investment banking, brokerage and other services to the Company in the ordinary course of business, and the Company paid, and expects to pay, customary fees and commissions for their services, respectively.
The foregoing description of the Agreements is not complete and is qualified in its entirety by reference to the form of the Agreement, a copy of which is filed as Exhibit 1.1 hereto and incorporated by reference herein.
In connection with the filing of the form of the Agreement, the Company is filing as Exhibit 5.1 hereto an opinion of its counsel, Vinson & Elkins L.L.P., with respect to the legality of the Shares.
This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.
Cautionary Statement Regarding Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve numerous risks and uncertainties. Our actual results may differ from our beliefs, expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as "anticipate," "estimate," "will," "should," "may," "expect," "project," "believe," "intend," "seek," "plan" and similar expressions or their negative forms, or by references to strategy, plans, or intentions. Our results can fluctuate from month to month depending on a variety of factors, some of which are beyond our control and/or are difficult to predict, including, without limitation, changes in interest rates, changes in mortgage default rates and prepayment rates, and other changes in market conditions and economic trends. Furthermore, forward-looking statements are subject to risks and uncertainties, including, among other things, those described under Item 1A of our Annual Report on Form 10-K filed on March 14, 2019, which can be accessed through the link to our SEC filings under "For Our Shareholders" on our website (www.ellingtonfinancial.com) or at the SEC's website (www.sec.gov). Other risks, uncertainties, and factors that could cause actual results to differ materially from those projected may be described from time to time in reports we file with the SEC, including reports on Forms 10-Q, 10-K and 8-K. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits. The following exhibits are being filed herewith this Current Report on Form 8-K.

Exhibit No.	Description
1.1	Form of Equity Distribution Agreement, dated April 3, 2019, by and among Ellington Financial LLC, Ellington Financial Management LLC, and the applicable Agent
5.1	Opinion of Vinson & Elkins L.L.P. as to the legality of the common shares
23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELLINGTON FINANCIAL INC.

Dated: April 3, 2019	By:	/s/ JR Herlihy
JR Herlihy
Chief Financial Officer